Exhibit 99.1

Nutanix Receives Notification of Deficiency from Nasdaq Related to Delayed Quarterly Report on Form 10-Q

SAN JOSE, Calif. – March 16, 2023 – Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced that, on March 15, 2023, the Company received a standard notification letter from Nasdaq stating that, because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Nasdaq notification has no immediate effect on the listing or trading of the Company’s Class A common stock on the Nasdaq Global Select Market. Under Nasdaq listing rules, the Company has 60 calendar days from the date of the letter to submit a plan to regain compliance. If Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the 10-Q’s original due date, or until September 11, 2023, to regain compliance. The Company expects to submit a plan to regain compliance or file its Form 10-Q within the timeline prescribed by Nasdaq.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding our expectations regarding our plan to regain compliance or file our Form 10-Q within the timeline prescribed by Nasdaq. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: delays in our ability to complete the previously announced Audit Committee investigation and finalize our financial results in a timely manner; the risk that the Audit Committee investigation identifies errors, which may be material, in the Company’s historical financial results; the finalization of management’s assessment of the effectiveness of the Company’s internal controls and procedures and disclosure controls and procedures and the potential for material weakness in the Company’s internal controls over financial reporting; the potential for delisting, legal proceedings or government investigations or enforcement actions relating to the subject of the Audit Committee investigation or inability to finalize financial results in a timely manner; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed with the SEC on September 21, 2022 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022 filed with the SEC on December 7, 2022. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2023 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Jennifer Massaro

pr@nutanix.com